IGENE BIOTECHNOLOGY, INC.


               Notice of Annual Meeting of Stockholders
                          November 12, 1996


TO THE STOCKHOLDERS:

    Notice is hereby given that the Annual Meeting of Stockholders of IGENE Biotechnology, Inc. (the "Company") will be held at Kimelman & Baird, LLC, 100 Park Avenue, Suite 1101-S2, New York, New York at 10:00 a.m., Tuesday, November 12, 1996 local time for the following purposes:

  1. To elect seven (7) directors to serve until the next Annual Meeting of Stockholders or until their successors have been duly elected and qualified.

  2. To ratify the action of the Board of Directors in the selection of Berenson & Company as independent accountants of the Company for the fiscal year ending December 31, 1996.

  3. To consider and transact such other business as may properly come before the meeting or any adjournments thereof.

    Stockholders of record at the close of business on September 30 , 1996 will be entitled to notice of and to vote at the meeting or at any adjournments thereof.

    All stockholders are cordially invited to attend the meeting in person. Those who cannot attend are urged promptly to sign, date and mail the enclosed Proxy in the envelope provided for that purpose. A majority of the outstanding voting shares must be represented at the meeting in order to transact business, and whether you own a few or many shares, your Proxy is important in fulfilling this requirement. Returning your Proxy does not deprive you of your right to attend the meeting and vote your shares in person.



                              By Order of the Board of Directors


                              /s/ Stephen F. Hiu
                              President and Secretary


                      IGENE BIOTECHNOLOGY, INC.


                           PROXY STATEMENT


  This Proxy Statement is furnished by the Board of Directors in connection with the solicitation by the Company from holders of the Common Stock, $.01 par value, of the Company (the "Common Stock") and 8% Cumulative Convertible Preferred Stock, Series A, $.01 par value of the Company (the "Preferred Stock") of Proxies to be voted at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Friday, November, 1996 local time at Kimelman & Baird, LLC, 100 Park Avenue, Suite 1101-S2, New York, New York, or at any adjournment thereof. The approximate date on which this Proxy Statement and attached form of Proxy were first mailed to stockholders is October 16, 1996.

  The principal executive offices of the Company are located at 9110 Red Branch Road, Columbia, Maryland 21045.

  The expense of preparing, printing and mailing the Proxies will be borne by the Company. In addition to the solicitation of Proxies by mail, the Company may arrange for brokerage houses and other custodians, nominees and fiduciaries to send Proxies and Proxy material to their principals at the expense of the Company.

  Any Proxy may be revoked by a stockholder at any time prior to its use by execution of another Proxy bearing a later date, by written notice to any of the persons named in the Proxy, or by oral or written statement at the meeting. Shares represented by any Proxy properly executed and received pursuant to this solicitation will be voted at the meeting in accordance with the Proxy, or if the Proxy does not specify, in accordance with the recommendation of the Board of Directors.

  Holders of record at the close of business on September 30, 1996 of outstanding Common Stock and Preferred Stock of the Company are entitled to notice of and to vote at the Meeting. At September 30, 1996, the Company had 18,599,472 shares of Common Stock and 223,342 shares of Preferred Stock outstanding and entitled to vote at the Meeting. Each share of Common Stock is entitled to one vote and each share of Preferred Stock is entitled to two votes. The Common Stock and Preferred Stock shall be treated as one class for purposes of voting. There is no provision for cumulative voting.

           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference:

The consolidated Balance Sheets and the Consolidated Statements of Income and Changes in Cash Flows as reported in the Company's:

  a.  Annual Report on Form 10-KSB for the year ended December 31, 1995,
  b.  Annual Reports on Form 10-KSB for the years ended December 31, 1994, and
  c.  Quarterly Report on Form 10-QSB for the quarter ended June 30, 1995, and
  d.  Quarterly Report on Form 10-QSB for the quarter ended June 30, 1996

ELECTION OF DIRECTORS

       At the Meeting seven (7) directors are to be elected to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified. Shares represented by Proxies will be voted for the election of nominees named below unless authority to do so is withheld. Management has no reason to believe that any nominee will be unable to serve if elected. If any nominee should be unable to serve, the shares represented by a Proxy will be voted for a substitute nominee to be designated by management. A plurality of the votes cast is necessary for election.

       Name              Age       Position with IGENE


Michael G. Kimelman      57        Chairman of the Board of Directors

Thomas L. Kempner        68        Vice Chairman of the Board of Directors

Stephen F. Hiu           39        President, Secretary, Acting Treasurer,
                                   and Director of Research and Development

Patrick F. Monahan       45        Director, and Director of Manufacturing

Joseph C. Abeles         81        Director

John A. Cenerazzo        72        Director

Sidney R. Knafel         65        Director


MICHAEL G. KIMELMAN was elected a Director of the Company in February 1991 and Chairman of the Board of Directors in March 1991. He is the Managing Partner of Kimelman & Baird, LLC He is a founder of Blue Chip Farms, a standardbred horse-breeding farm, and has been an officer of the same since its inception in 1968. Mr. Kimelman is currently a Director of the Harness Horse Breeders of New York State and serves on the Board of the Hambletonian Society.

THOMAS L. KEMPNER is Vice Chairman of the Board of Directors and has been a Director of the Company since its inception in October 1981. He is and has been Chairman and Chief Executive Officer of Loeb Partners Corporation, investment bankers, New York, and its predecessors since February 1978.
He is currently a Director of Alcide Corporation, Arlen Development Corp., Energy Research Corp., Intermagnetics General Corp., Northwest Airlines, Inc., Roper Worldwide, Inc., and Silent Radio, Inc.

STEPHEN F. HIU was appointed President and Treasurer in March 1991, Secretary in July 1990, and elected a Director in August 1990. He has been Director of Research and Development since January 1989 and, prior thereto, was Senior Scientist since December 1985, when he joined the Company. He was a post-doctoral Research Associate at the Virginia Polytechnic Institute and State University, Blacksburg, Virginia, from January 1984 until December 1985. Dr. Hiu holds a Ph.D. degree in microbiology from Oregon State University and a B.S. degree in biological sciences from the University of California, Irvine.

PATRICK F. MONAHAN was appointed Director of Manufacturing and elected a Director of the Company in April 1991 and has managed the Company's fermentation pilot plant since 1982. Prior thereto, he was a technical specialist in the fermentation pilot plant of W.R. Grace and Co. from 1975 to 1982. He received an Associate in Arts degree in biology from Allegheny Community College and a B.S. degree in biology with a minor in Chemistry from Frostburg State College, Frostburg, Maryland.

JOSEPH C. ABELES, private investor, was elected Director of the Company on February 28, 1991. Mr. Abeles serves as Director of Intermagnetics General Corporation, Patten Corporation, Peridot Holdings,
Inc. and Ultralife Batteries, Inc.

JOHN A. CENERAZZO was Chairman of the Board from November 1989 to April 1991. He served as President of the Company from August 1988 through September 1989 and has been a Director since September 1987. He is presently Chairman of the Executive Committee and Director of National Penn Bank Shares, Inc. of Boyertown, Pennsylvania and a Director of National Penn Bank, a Director of U.S. Axle Corporation, and a Chairman and a Director of InfoCore, Incorporated.

SIDNEY R. KNAFEL, a Director of the Company since 1982, has been Managing Partner of SRK Management Company, a private investment concern, New York, since 1981, Chairman of Insight Communications, Inc. since 1985, and of Microbiological Associates, Inc. since 1985. Mr. Knafel is also currently a Director of Cellular Communications, Inc., Cellular Communications International, Inc., Cellular Communications of Puerto Rico, Inc., General American Investors Company, Inc., International CableTel Inc., four Prudential mutual funds, and other private companies.

Pursuant to the terms of the Preferred Stock, as a consequence of the non-payment of dividends on the Preferred Stock for the past four consecutive dividend payment dates, the holders of Preferred Stock voting together as a single class are entitled to elect two (2) directors, in accordance with the procedures set forth in the Charter and by-laws of the Company. To date, the holders of the Preferred Stock have not exercised such right. In the event they exercise their right, the Board would be expanded to nine (9) directors.

Committees of the Board of Directors

       The Company has two standing committees of the Board of Directors. Set forth below is a description of the functions of those committees and the members of the Board of Directors who serve on such committees.

  Audit Committee. The responsibilities of the Audit Committee include recommending to the Board of Directors the independent certified public accountants to conduct the annual audit of the books and accounts of the Company, reviewing the proposed scope of the audit and approving the audit fees to be paid. The Audit Committee also reviews, with the independent certified public accounts and with the Company's management, the adequacy and effectiveness of the internal auditing, accounting and financial controls of the Company. The functions of the Committee were performed by the Board during 1995.

  Compensation Committee. The Compensation Committee approves the salaries of all officers and certain other employees of the Company. It also supervises the administration of all benefit plans and other matters affecting executive compensation, subject to further approval of the Board of Directors. The members of the Compensation Committee during 1995 were Messrs. Thomas L. Kempner and Sidney R. Knafel. There were no meetings of the Compensation Committee in 1995.



  During 1995, Directors were not compensated for their Board or Committee activities. The Board of Directors held two (6) regular and three (3) special meetings in 1995.

Executive Compensation

  No executive officer received more than $100,000 in annual aggregate cash compensation for services rendered during the fiscal year ended December 31, 1995.

  Other than the 1986 Stock Option Plan described below, the Company has no profit sharing, incentive compensation or retirement plans.

  The 1986 Stock Option Plan (the "Plan"), which was approved by the stockholders on May 5, 1987 and amended on June 12, 1989, August 8, 1990, June 23, 1994, and December 14, 1995, provides for the issuance of options to acquire up to 2,000,000 shares of Common Stock of the Company.

  As of December 31, 1995, options to acquire 1,059,750 shares of Common Stock of the Company have been issued and 952,750 shares of Common Stock are outstanding under the Plan. No options were exercised in fiscal 1995.

  The following table sets forth information as to all incentive and non-statutory stock options that have been granted to the executive officers of the Company. No options were exercised by any officer during 1995. The following table provides information regarding the number of shares covered by both exercisable and unexercisable stock options for executive officers as of December 31, 1995 and the values of "in-the-money" options as of that date.
An option is "in-the-money" if the per share fair market value of the underlying stock exceeds the option exercise price per share.

                          Aggregate Fiscal Year End Option Values
                                               Number of       Dollar Value of
                     Number                    Unexercised     Unexercised
                  of Shares                 Options at    in-the-Money
                     Acquired                  End of          Options at End
                     on           Dollar       Fiscal Year     of Fiscal Year1
                             Value       Exercisable/     Exercisable/
Name              Exercise        Realized    Unexercisable    Unexercisable
Stephen F. Hiu           ----        ----   355,000/100,000            0/0
Patrick F. Monahan       ----        ----    262,500/80,000            0/0

1. The value of unexercised in-the-money options at December 31, 1995 is based on the difference between $.09 per share and the per share option exercise price, multiplied by the number of shares of common stock underlying such option.




SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information as of March 1, 1996 with respect to beneficial ownership of shares of the Company's outstanding Common Stock and Preferred Stock by (i) each person known to the Company to own more than five percent of its Common Stock or Preferred Stock, (ii) each Director, and
(iii) all Directors and Officers as a group.

                                 Common Stock               Preferred Stock
                                 Number of                  Number of
Name and Address                 Shares       Percent       Shares    Percent
Joseph C. Abeles                4,658,638<F1>  15.4               ---      ---
   c/o Abel Associates
   220 E. 42nd Street
   New York, NY  10017

John A. Cenerazzo                647,614<F2>    2.1               ---      ---
   Stokesay Castle Lane
   Reading, PA  19606

Dexter W. Gaston                 472,834<F3>    1.6          ---      ---
   18278 Hadden Hall Court
   San Diego, CA  92128

Stephen F. Hiu                   415,500<F4>    1.4               ---      ---
   c/o IGENE Biotechnology, Inc.
   9110 Red Branch Road
   Columbia, MD  21045

Thomas L. Kempner               5,331,069<F5>  17.6               ---      ---
   c/o Loeb Partners Corporation
   61 Broadway
   New York, NY  10006

Michael G. Kimelman             2,025,064<F6>   6.7               ---      ---
   c/o Kimelman & Baird, LLC
   100 Park Avenue
   Suite 1101-S2
   New York, NY  10017

Sidney R. Knafel                4,523,732<F7>  15.0         ---      ---
   c/o SRK Management
   126 East 56th Street
   New York, NY  10022

Anthony B. Low-Beer        1,133,580<F8>   3.8             ---      ---
   c/o Kimelman & Baird, LLC
   100 Park Avenue, Suite 1105
   New York, NY  10017

Patrick F. Monahan                314,500<F9>   1.0       ---     ---
   c/o IGENE Biotechnology, Inc.
   9110 Red Branch Road
   Columbia, MD  21045

All Directors and Officers    19,522,531<F10>   64.6          ---      ---
   as a Group (9 persons)

Dow Chemical Company             588,336<F11>    1.9        187,500    100.0
   2030 Willard H. Dow Center
   Midland, MI  48674

All Shareholders              30,242,873<F12>  100.0        187,500    100.0

[FN]
<F1>
Includes the following: 2,109,404 shares and warrants for 991,344 shares held by Mr. Abeles, 769,500 shares and warrants for 769,500 shares subject to the conversion of $48,450 of promissory notes held by Mr. Abeles, 4,140 shares held by Mr. Abeles' wife, 2,250 shares subject to the redemption of 1,125 shares of redeemable preferred stock held by Mr. Abeles, and 12,500 shares subject to the redemption of 6,250 shares of redeemable preferred stock owned by Mr. Abeles' wife. Mr. Abeles disclaims beneficial ownership of the shares held in a trust for which he is the trustee and the shares held by his wife.

<F2>
Includes 283,458 shares and warrants for 131,192 shares held by Mr.
Cenerazzo, 32,750 shares which are subject to options currently exercisable or exercisable within 60 days, and includes 414 shares held by Mr. Cenerazzo's wife. Also includes 99,900 shares and warrants for an additional 99,900 shares subject to the conversion of $6,290 of promissory notes held by Mr. Cenerazzo.

<F3>
Includes 472,834 shares which are subject to options currently exercisable.

<F4>
Includes 500 shares held by Dr. Hiu and 415,000 shares which are subject to options currently exercisable or exercisable within 60 days.

<F5>
Includes 386,972 shares and warrants for 212,960 shares held by Mr.
Kempner; 94,000 shares held by a trust under which Mr. Kempner is one of two trustees and the sole beneficiary; 1,482,987 shares and warrants for 931,744 shares held by a trust under which Mr. Kempner is one of two trustees and a one-third beneficiary; 182,526 shares held by his wife; and 257,880 shares held by trusts under which Mr. Kempner is one of two trustees with his brothers as beneficiaries. Also includes 891,000 shares and warrants for an additional 891,000 shares subject to the conversion of $56,100 of promissory notes held by a trust under which Mr. Kempner is one of two trustees and a one-third sole beneficiary. Mr. Kempner has disclaimed beneficial ownership of all but 386,972 shares held in his name; 94,000 shares held by a trust under which he is the sole beneficiary, 494,329 of the shares held by a trust of which he is a one-third beneficiary, and 297,000 of the shares and warrants for an additional 297,000 of the shares subject to the conversion of promissory notes held by a trust under which Mr. Kempner is one of two trustees and a one-third beneficiary.

<F6>
Includes 521,104 shares and warrants for 521,104 shares held by Mr.
Kimelman. Also includes 263,256 shares and warrants for 252,400 shares held by Kimelman & Baird, LLC, and 100,000 shares held by his wife, of which Mr. Kimelman disclaims all but his partnership interest in Kimelman & Baird, LLC. Also includes 183,600 shares and warrants for an additional 183,600 shares subject to the conversion of $11,560 or promissory notes held by Mr. Kimelman.

<F7>
Includes 1,505,945 shares and warrants for 967,016 shares held by Mr.
Knafel, and 538,771 shares held in trust for the benefit of Mr. Knafel's sons. Also includes 756,000 shares and warrants for an additional 756,000 shares subject to the conversion of $47,600 of promissory notes held by Mr. Knafel.

<F8>
Includes 596,540 shares and warrants for an additional 535,040 shares held by Mr. Low-Beer; and 2,000 shares held by trusts under which Mr. Low-Beer is the trustee and his children are beneficiaries.

<F9>
Includes 2,000 shares held by Mr. Monahan and 312,500 shares which are subject to options currently exercisable or exercisable within 60 days.

<F10>
Includes 1,233,084 shares of common stock which are subject to options currently exercisable or exercisable within 60 days; unexpired warrants to purchase 4,542,800 shares of common stock; 14,750 shares of common stock subject to the redemption of 7,375 shares of redeemable preferred stock; and 2,700,000 shares of common stock and warrants to purchase an additional 2,700,000 shares of common stock subject to the conversion of $170,000 of promissory notes held by Directors of the Company. Preferred stock does not include 7,375 shares held or beneficially owned by a Director, which are subject to redemption at the rate of two shares of common stock for each preferred share, and have therefore been included in shares of common stock beneficially owned by Directors at their equivalent value of 14,750 shares of common stock. The redeemable preferred shares carry voting rights prior to their redemption at two votes per share.

<F11>
Includes 213,336 shares of common stock which represent shares issued in lieu of interest on the $1,500,000 debenture held by Dow, and 375,000 shares of common stock subject to the conversion of the $1,500,000 debenture. The debenture carries no voting rights prior to its conversion. Dow has waived certain redemption rights as to the 187,500 shares of preferred stock which it holds and which are not redeemable at the shareholder's option. These limited redemption preferred shares carry no voting rights prior to redemption.

<F12>
For the purposes of this table, total outstanding shares of common stock includes shares which are subject to rights of acquisition within sixty days as follows: 1,275,584 shares of common stock which are subject to options currently exercisable or exercisable within 60 days; unexpired warrants to purchase 4,542,800 shares of common stock; 2,700,000 shares and warrants to purchase an additional 2,700,000 shares of common stock which are subject to the conversion of $170,000 of promissory notes held by Directors; 375,000 shares of common stock which are subject to the conversion of the $1,500,000 debenture held by Dow; and 76,684 shares of common stock which are subject to the redemption of 38,342 shares of redeemable preferred stock outstanding, and which shares have not been included in total outstanding preferred stock for the purposes of this table.




Stock Option Plan

   The Plan is administered by a committee appointed by the Company's Board of Directors (the "Committee"). The Board of Directors administers the Plan itself in the absence of an appointed Committee, or by vote of a majority of the members of the Board of Directors if a Committee is not in existence.

   The purpose of the Plan is to promote the long-term success of the Company by providing an incentive to officers and employees providing services to the Company and by encouraging such individuals to acquire an ownership interest in the Company. Any employee or officer or Director of the Company who is determined by the Committee to be a "Key Employee" is eligible to receive options under the Plan. At March 1, 1996, there were seven (7) employees, including Messrs. Hiu, Gaston and Monahan, eligible to participate in the Plan. In determining whether a particular individual is a Key Employee, the Committee may consider the nature of the services rendered by such person, such person's potential contribution to the long-term success of the Company, and such other factors as the Committee deems relevant. The Committee may grant options to Key Employees for such numbers of shares as the Committee may determine. The term of each option granted under the Plan will be for such period as the Committee may determine, but in no event to exceed 10 years from the grant of such option. With respect to options granted, the option price may be greater than, less than or equal to the fair market value of the Company's Common Stock at the time the option is granted, as determined in the discretion of the Committee. On March 1, 1996, the closing asked price of the Company's Common Stock, based on information provided by the National Quotation Bureau, was $.06 per share. The Company may, in conjunction with the grant of options under the Plan, grant bonuses to optionees to assist them in the payment of income tax liabilities incurred under the exercise of options to assist them in the payment of income tax liabilities incurred under the exercise of options, and may make or guarantee loans to optionees to assist them in the exercise of options. No options can be granted by the Committee under the Plan on or after January 22, 1997. The Committee may modify, extend or renew outstanding options granted under the Plan, or accept the surrender of outstanding options, to the extent not previously exercised.

   Options are exercisable in such number of installments as the Committee may determine. The first such installment becomes exercisable on the first anniversary of the stock option agreement between the Company and the optionee for such percent of the optioned stock as may be determined by the Committee. On each anniversary thereafter, until the option becomes fully exercisable, each installment becomes exercisable for such additional percent of the optioned stock as the Committee may determine. Options may be exercised by payment in full of the option price in cash, by tender of shares of the Company's Common Stock having a total fair market value on the date of exercise equal to the option price (subject to certain limitations) or such other consideration as may be approved by the Committee. No less than 50 shares of Common Stock may be purchased at one time unless the lesser number purchased is the total number then purchasable under the option. Options are not exercisable after 10 years from the grant of the option, and are subject to earlier termination. The unexercised portion of any option is automatically cancelled upon termination, for any reason, of the optionee's employment with the Company, unless the Committee provides otherwise. Options are not assignable or transferrable, except by will or by the laws of descent and distribution upon the holder's death. The Committee has the power to condition the exercise of any option granted under the Plan on the continued employment by the Company of the Key Employee at the time of exercise or on the attainment of specified performance goals by the Key Employee or by the Company.

   In the event of a reclassification, recapitalization, stock exchange, stock split, stock dividend or other similar event affecting the Company's Common Stock, the number and class of shares under previously granted options and the option price payable upon exercise of such options will be appropriately adjusted by the Committee to reflect the change in such manner as the Committee may determine. In the event of a proposed merger, consolidation, share exchange or similar transaction to which the Company would be a party, or in the case of a tender offer for the Company's stock, the Committee or the Board of Directors may take such action as may be appropriate to protect the holders of options and to effectuate the purposes of the Plan.

   The Board of Directors may terminate, suspend or amend the Plan at any time, without the approval of the Company's stockholders. Stockholders' approval is required to amend the Plan to (i) increase the aggregate number of shares subject thereto, (ii) change the provisions for establishing the option price, (iii) permit options to be exercisable after the period ending on the tenth anniversary date of the grant of the option, (iv) extend the term of the Plan, (v) materially modify the requirements as to eligibility for participation in the Plan or (vi) materially increase the benefits accruing to participants under the Plan.

   All options to be granted under the Plan are nonstatutory options and are entitled to special tax treatment under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"). The grant of an option is not subject to federal income tax. Upon exercise, the holder recognizes ordinary income in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise. An officer of the Company subject to Section 16 of the Securities Exchange Act of 1934 recognizes income with respect to exercise options six months after the exercise date. The amount of income recognized is measured based on the fair market value of the Common Stock on the date six months from exercise. An officer who exercises an option may elect under Section 83(b) of the Code to be taxed at the time of exercise. In that case, the amount of income received is based on the fair market value of the Common Stock on the exercise date. The Company is entitled to a corresponding deduction for federal income tax purposes (assuming that the applicable withholding requirements are met and that such compensation is reasonable) at the time the participant recognizes income, in an amount equal to the amount recognized by the participant.

   Gain or loss on the subsequent sale of shares received on exercise of an option will be long term capital gain or loss, depending on the holding period of the shares. The Tax Reform Act of 1986 virtually eliminated the distinction between ordinary income and capital gains.

   Holders who are granted a bonus to assist them in the payment of income tax liabilities incurred on the exercise of an option will recognize ordinary income in an amount equal to the amount of bonus received and the Company will receive a corresponding deduction (assuming that such compensation is reasonable).


INDEPENDENT ACCOUNTANTS

  The Board of Directors of the Company proposes and recommends the selection of Berenson & Company as independent accountants to make an examination of the accounts of the Company for the year ending December 31, 1996. Berenson & Company were the independent accountants for the Company's most recently completed fiscal year ended December 31, 1995.

  Representatives of Berenson & Company will not be present in person at the Annual Meeting. They will, however, be given the opportunity to make a statement if they desire to do so, and will be available by telephone to respond to appropriate questions.

  The Board of Directors recommends a vote "FOR" the appointment of Berenson & Company as independent auditors of the Company for the year ending December 31, 1996. Such appointment requires the affirmative vote of a majority of votes represented at the meeting.

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

  No proposals from stockholders have been received for action at the 1996 Annual Meeting to which this Proxy Statement relates. Proxy materials for the 1997 Annual Meeting are expected to be released on or about
May 20, 1997. Accordingly, stockholder proposals intended to be presented at the 1997 Annual Meeting and to be included in the Company's proxy statement and form of proxy relating to the meeting must be received at the Company's principal executive offices not later than February 20, 1997.

OTHER BUSINESS

  As of the date of this Proxy Statement, the management of the Company does not intend to bring any other matters before the Meeting requiring action of the stockholders, nor does it have any information that other matters will be brought before the Meeting. However, if any other matters requiring the vote of the stockholders properly come before the Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote in accordance with their best judgment.

                         By Order of the Board of Directors



                         /s/ Stephen F. Hiu
                         President and Secretary
                         September 30, 1996

                               APPENDIX

                            FORM OF PROXY

                                                  PROXY

                                        IGENE Biotechnology, Inc.
                                          9110 Red Branch Road
                                        Columbia, Maryland  21045

                       This Proxy Is Solicited on Behalf of the Board of
Directors

  The undersigned hereby appoints Stephen F. Hiu, Thomas L. Kempner or either of them, acting singly or jointly, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of Common Stock and 8% Cumulative Convertible Preferred Stock, Series A of IGENE Biotechnology, Inc. held of record by the undersigned on September 30, 1996 at the annual meeting of shareholders to be held on Tuesday, November 12, 1996 or any adjournment thereof.

  This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" Proposals 1 and 2.

                               THIS PROXY IS CONTINUED ON THE REVERSE SIDE
                           PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY

This proxy when properly executed will be voted in the manner directed herein
by the undersigned stockholder.      PLEASE MARK YOUR CHOICE LIKE
If no direction is made, this proxy will be voted FOR Proposals 1 and 2.
                         THIS     IN BLUE OR BLACK INK


                                                            WILL ATTEND
ACCOUNT NUMBER      COMMON                   8% CUM. CONV. PREF. SER. A

1. ELECTION OF DIRECTORS: Joseph C. Abeles, John A. Cenerazzo, Stephen F. Hiu, Thomas L. Kempner, Michael G. Kimelman, Sidney R. Knafel,
                         Patrick F. Monahan

          FOR                            WITHHOLD AUTHORITY (To withhold
authority to vote for
     all nominees listed (except as marked                              to
vote            any individual nominee enter the
  to the contrary on the line provided at the right)            for all
nominees           nominee's name on the line below.)



2.   PROPOSAL TO APPROVE THE APPOINTMENT OF BERENSON                  IN THEIR
DISCRETION, THE PROXIES ARE AUTHORIZED
  & COMPANY AS THE INDEPENDENT PUBLIC ACCOUNTANTS           TO VOTE UPON SUCH
BUSINESS AS MAY PROPERLY
  OF THE COMPANY.                                           COME BEFORE THE
MEETING.

        FOR         AGAINST        ABSTAIN


                                                                 Please sign
exactly as name appears below.  When shares are held by joint tenants, both must
sign. When signing as attorney, executor, administrator, trustee or guardian,
please give full title as such. If a corporation, please sign in full corporate name by
President or other authorized officer. If a partnership, please sign in partnership
name by an authorized person.

                                                                 Dated:
                                                                , 1996



                                                                 Signature



                                                                 Signature if
held jointly